UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2020

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-232426	47-5423944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of Principal Executive Offices)

(800) 674-3612

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2020, Edward Kovalik, John Marchese and Christopher Smith were appointed to the Board of Directors of Crown Electrokinetics Corp., a Delaware corporation (the “Company”), effective immediately.

Mr. Kovalik, age 46, is the Chief Executive Officer of Unity National Financial Services, a minority owned boutique investment bank. He is also a co-Founder of Prairie Partners, a renewable energy investor in utility-scale solar and wind projects. Prior to Unity National, Mr. Kovalik was the co-Founder and, from April 2012 through October 2020, the Chief Executive Officer of KLR Group, a merchant bank focused on the Energy sector. Mr. Kovalik also served as the Chief Executive Officer of Seawolf and the President of KLR Energy Group, a special purpose acquisition company, both of which were portfolio companies of KLR. His expertise includes private and public offerings of debt and equity, M&A, and fund management. While at KLR, Mr. Kovalik led the creation of Rosehill Resources an independent Oil & Gas Company created through a merger of KLR’s SPAC with Tema Oil & Gas. Mr. Kovalik also led the creation of Seawolf Water, a premier provider of water solutions to the Oil & Gas industry, for which he also served as CEO. Prior to KLR, Mr. Kovalik served as the Head of Capital Markets at Rodman & Renshaw, the highest ranked PIPEs practice in the US from 2005 to 2011. He has served on multiple private and public boards of directors and is a member of NACD, the National Association of Corporate Directors.

Mr. Kovalik will serve as the Chair of the Compensation Committee and as a member of the Audit Committee of the Company’s Board of Directors. Mr. Kovalik will receive a quarterly cash retainer of $9,000, plus an additional quarterly retainer of $500.00 for serving as the Chair of the Compensation Committee. Mr. Kovalik will also receive $250.00 per Board of Directors or committee meeting that he attends. Mr. Kovalik also received an option to purchase 100,000 shares of the Company’s common stock at the fair market value of the shares on the date of the grant as determined by the Company’s Board of Directors. The options will vest ninety (90) days after December 1, 2020, so long as Mr. Kovalik continues to serve as a Director of the Company. There are no family relationships between Mr. Kovalik and any director or other executive officer of the Company nor are there any transactions between Mr. Kovalik or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Kovalik and any other persons or entities pursuant to which Mr. Kovalik was appointed as a Director of the Company. Accordingly, the Company’s Board of Directors has determined that Mr. Kovalik meets the independence standards adopted by the Board of Directors in compliance with Item 407(a) of Regulation S-K.

Mr. Marchese, age 69, founded Marchese Associates, a branding and integrated marketing consultancy located in Jacksonville Beach, Florida. He has served as the firm’s president and managing partner since its founding. With over 35 years of marketing and brand consulting experience, Mr. Marchese has worked with C-level executives of Fortune 500 companies to solve highly-complex business and portfolio marketing problems. Areas of B2B, B2C and D2C experience include enterprise technologies and software, consumer products, financial services, pharmaceuticals, automotive, retail, and digital services

Prior to Marchese Associates, Mr. Marchese served concurrently as President of the Americas for Bates Worldwide (an advertising agency), and CEO of the America’s for 141 Worldwide (an integrated marketing company) within Cordiant Communications Group plc. Prior to Cordiant, he was President of Omnicom Group’s Alcone Marketing Group, an integrated marketing agency, and managing director of Wieden + Kennedy Advertising. Mr. Marchese holds a Bachelor of Arts degree from Fordham University, and has been an active participant in the Harvard Business School’s Executive Training Program.

Mr. Marchese will serve as a member of the Compensation Committee and Governance and Nominating Committee of the Company’s Board of Directors. For his service on the Company’s Board of Directors, Mr. Marchese will receive a quarterly cash retainer of $9,000. Mr. Marchese will also receive $250.00 per Board of Directors or committee meeting that he attends. Mr. Marchese also received an option to purchase 100,000 shares of the Company’s common stock at the fair market value of the shares on the date of the grant as determined by the Company’s Board of Directors. The options will vest ninety (90) days after December 1, 2020, so long as Mr. Marchese continues to serve as a Director of the Company. There are no family relationships between Mr. Marchese and any director or other executive officer of the Company nor are there any transactions between Mr. Marchese or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Marchese and any other persons or entities pursuant to which Mr. Marchese was appointed as a Director of the Company. Accordingly, the Company’s Board of Directors has determined that Mr. Marchese meets the independence standards adopted by the Board of Directors in compliance with Item 407(a) of Regulation S-K.

Mr. Smith, age 82, has, over the past five years, practiced corporate and personal law for a number of private individuals, family offices and corporations, in addition to serving as the Managing Principal of his legal and financial advisory firm, Alexander Smith & Company, Inc. From 2018 through June 2020, Mr. Smith served as a Director, Chairman of the Audit Committee and General Counsel of First Coast Security, a national provider of security services to data centers and corporate installations, and as Manager of Mistral America’s LLC, a privately held real estate investment firm. Since July 2019, Mr. Smith has been Lead Director, Chairman of the Governance Committee and member of the Audit Committee for Kubient, Inc. (NASDAQ: KBNT), an advertising technology company. He has also served as either Director, Executive Chairman, Chief Executive Officer, General Counsel or Chief Financial Officer of Oneida, Ltd., Sylvania International, Cadence International, Atkins Nutritionals, Puma (USA), Barnes Engineering, London Fog, Escada AG and the Bronx Zoo. When previously serving as a Board member, Mr. Smith has chaired both Audit and Governance committees. Mr. Smith is a graduate of Williams College and the Yale Law School. He is admitted to the bar in New York, Connecticut and the District of Columbia and continues to be active in the practice of law.

Mr. Smith will serve as the Chair of the Governance and Nominating Committee and as a member of the Audit Committee of the Company’s Board of Directors. Mr. Smith will receive a quarterly cash retainer of $9,000, plus an additional quarterly retainer of $500.00 for serving as the Chair of the Governance and Nominating Committee. Mr. Smith will also receive $250.00 per Board of Directors or committee meeting that he attends. Mr. Smith also received an option to purchase 100,000 shares of the Company’s common stock at the fair market value of the shares on the date of the grant as determined by the Company’s Board of Directors. The options will vest ninety (90) days after December 1, 2020, so long as Mr. Smith continues to serve as a Director of the Company. There are no family relationships between Mr. Smith and any director or other executive officer of the Company nor are there any transactions between Mr. Smith or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Smith and any other persons or entities pursuant to which Mr. Smith was appointed as a Director of the Company. Accordingly, the Company’s Board of Directors has determined that Mr. Smith meets the independence standards adopted by the Board of Directors in compliance with Item 407(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2020

Crown Electrokinetics Corp.

By:	/s/ Doug Croxall
Name:	Doug Croxall
Title:	Chief Executive Officer